Exhibit 10.2

BIODELIVERY SCIENCES INTERNATIONAL, INC.

2011 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Name of Optionee:	_________________________________

Number of Shares:	__________________

Date of Grant:	__________________

Exercise Price:	__________________

Expiration Date:	__________________
[up to 10 years (5 if a 10% owner]

1. As of the Date of Grant set forth above (the “Grant Date”), BioDelivery Sciences International, Inc. (the “Company”) hereby grants a Stock Option (the “Option”) to the above-named Optionee pursuant to the 2011 Equity Incentive Plan as amended through the date hereof (the “Plan”) and this Incentive Stock Option Agreement (this “Agreement”). The award of this Option (the “Award”) conveys to the Optionee the right to purchase from the Company up to the number of shares of common stock, par value $.001, of the Company set forth above (the “Option Shares”), at an exercise price per share as set forth above, subject to the terms and conditions set forth herein and in the Plan.

2. The rights of the Optionee, or of any other person entitled to exercise the Option, are and shall be governed by the terms and provisions of the Plan. The Option is granted pursuant to the terms of the Plan, which is incorporated herein by reference as if set forth in full herein, and the Option shall in all respects be interpreted in accordance with the Plan. The Company shall interpret and construe the Plan and this Agreement with respect to any issue arising thereunder or hereunder, and such interpretations and determinations by the Company shall be conclusive and will bind the parties hereto and any other person claiming an interest hereunder. In the event of any conflict between the provisions of the Plan and of this Agreement, the provisions of the Plan shall prevail. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

3. No portion of this Stock Option may be exercised until such portion shall have become exercisable. The Option will vest and become exercisable in accordance with the following schedule, provided that the Optionee remains in employment with the Company or any Subsidiary as of such vesting date:

Incremental Number of Options Vested	Vesting Date
( %)
( %)
( %)

The Committee may at any time accelerate the vesting schedule specified herein.

4. To the extent not previously exercised, the Option and all rights with respect thereto, shall terminate and become null and void upon the expiration shown above.

5. The Option, once exercisable, may be exercised, in whole or in part, at any time or from time to time prior to the Expiration Date set forth above (the “Option Term”). The Option Term is contingent upon the Optionee’s continued employment with the Company or any Subsidiary. The unvested portion of an Option shall expire upon termination of employment. The vested portion of an Option shall remain exercisable for:

(a) one year following termination of employment by reason of such Optionee’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Term;

(b) 90 calendar days following termination of employment for any reason other than such Optionee’s death, Disability or Retirement, and other than such Optionee’s termination of employment for Cause, but not later than the expiration of the Option Term; or

(c) the remainder of the Option Term following termination of employment by reason of such Participant’s Retirement.

Both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment by the Company for Cause.

6. The Option may be exercised with respect to all or any part of the number of vested Option Shares by the giving of written or electronic notice, in a manner specified by the Administrator (“Notice”), of the intent to exercise to the Company. The Notice shall specify the exercise date and the number of Option Shares as to which the Option is to be exercised. Full payment of the Option exercise price shall be made on or before the exercise date specified in the Notice and shall be payable (i) in cash, check (subject to collection), or cash equivalent, and/or (ii) to the extent permitted by the Committee, (A) through the delivery of vested Common Shares valued at the Closing Price at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest, or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price. Any fractional Common Shares shall be settled in cash. The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. If the Optionee fails to pay for any of the Option Shares specified in the Notice, or fails to accept delivery of Option Shares, the Optionee’s right to purchase such Option Shares may be terminated by the Company.

7. During the Optionee’s lifetime, the Option granted hereunder shall be exercisable only by the Optionee or by any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in the case of the death of the Optionee, by will or by the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. Any such guardian, legal representative or permitted transferee shall be bound by the terms of this Agreement.

8. The Company may unilaterally amend the Award of the Option at any time if the Company determines, in its sole discretion that such amendment is necessary or advisable in light of any applicable addition to or change in the Internal Revenue Code, any regulations issued thereunder, or any Federal or state securities law or other applicable law or regulation.

9. Unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company, the Optionee shall have no rights as a stockholder with respect to the Option Shares, and no adjustments shall be made for dividends of any kind or nature, distributions, or other rights for which the record date is prior to the date such stock is transferred.

10. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. To the extent any portion of this Stock Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will so notify the Company immediately after such disposition.

11. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of

Stock with an aggregate fair market value that would satisfy the minimum withholding amount due.

12. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

13. The Optionee acknowledges having received and read a copy of this Agreement and agrees to comply with all laws, rules and regulations applicable to the Award and to the sale or other disposition of the Option Shares received.

14. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

15. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices located at 431 ParkLake Ave. Suite 225, Raleigh, NC, 27612, and any notice to the Optionee shall be addressed to the Optionee at the address currently shown on the payroll records of the Company. Any notice shall be deemed duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

16. This Agreement does not constitute a contract of, or an implied promise to continue, Optionee’s employment or status with the Company or a subsidiary; and nothing contained in this Agreement shall confer upon Optionee the right to continue such employment or status; nor does this Agreement affect the right of the Company or any subsidiary to terminate Optionee’s employment at any time.

17. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Agreement, and the Optionee has placed his or her signature hereon, effective as of the Grant Date.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
	Name:	Herm Cukier
	Title:	Chief Executive Officer

ACCEPTED AND AGREED TO:

By:
[Name]
Optionee

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